FOR IMMEDIATE RELEASE

Heidrick & Struggles Announces 2020 Third Quarter Results and Provides Fourth Quarter Guidance
- Sequential Revenue Growth Exceeded Expectations Previously Communicated -
- Business Trends Continue to Strengthen -
- Balance Sheet Bolstered with No Outstanding Debt –

CHICAGO, October 26, 2020 -- Heidrick & Struggles International, Inc. (Nasdaq: HSII), today announced financial results for its third quarter ended September 30, 2020.

Highlights:

•Anticipated restructuring charge of $48.1 million generated operating loss of $38.2 million and operating margin of (26.6%); expect annual cost savings of $30 million to $40 million
•Adjusted operating income of $9.9 million and adjusted operating margin of 6.9%, up 70 basis points sequentially
•Net revenue of $143.5 million compares to $145.6 million in the 2020 second quarter
•Net loss of $26.2 million includes restructuring charge; adjusted net income of $7.7 million and adjusted diluted earnings per share of $0.39
•Maintains $0.15 per share cash dividend

“Our team did an excellent job delivering results in what continues to be a dynamic demand environment,” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “We remain focused on gaining market share and business trends continue to strengthen. We are especially pleased with the sequential growth generated by Heidrick Consulting, particularly in digital delivery related to leadership development and our diversity & inclusion initiatives. While economic visibility remains limited, we currently see an acceleration in our business and stronger business trends coming into focus. Importantly, we have the financial strength to continue making strategic investments to create long-term shareholder value, and our digital transformation is among multiple opportunities to fortify our position as a trusted global advisor.”

2020 Third Quarter Results

Consolidated net revenue (revenue before reimbursements) was $143.5 million in the quarter compared to $182.2 million in the 2019 third quarter. Excluding the impact of exchange rate fluctuations, which positively impacted results by 1.0%, consolidated net revenue declined $40.1 million. The reduction in net revenue was primarily due to the impact of the pandemic on a global basis.

Executive Search net revenue was $129.2 million compared to $166.5 million in the 2019 third quarter. Excluding the impact of exchange rate fluctuations of $1.2 million, or 1.0%, Executive Search net revenue declined $38.5 million. Net revenue decreased 26.6% in the Americas (decreased 26.3% on a constant currency basis), decreased 17.0% in Europe (decreased 20.9% on a constant currency basis) and decreased 10.5% in Asia Pacific (decreased 11.5% on a constant currency basis). Growth in the Healthcare & Life Sciences industry practice was offset by reductions in the other industry practices.

There were 362 Executive Search consultants at September 30, 2020 compared to 380 at September 30, 2019 and 394 at June 30, 2020. Consultant productivity, as measured by annualized Executive Search net revenue per consultant, was $1.4 million compared to $1.8 million in the 2019 third quarter. The number of confirmed searches decreased 6.4% compared to the year-ago period.

Heidrick Consulting net revenue was $14.3 million compared to $15.7 million in the 2019 third quarter. Excluding the impact from exchange rate fluctuations, which positively impacted results by 1.4%, Heidrick Consulting net revenue decreased $1.6 million. There were 63 Heidrick Consulting consultants at September 30, 2020 compared to 71 at September 30, 2019 and 68 at June 30, 2020.

Consolidated salaries and benefits expense decreased by 20.4%, or $26.6 million, to $103.9 million from $130.5 million in the 2019 third quarter. Fixed compensation expense decreased by $2.2 million primarily due to lower talent acquisition and retention costs, along with other benefit expenses, such as retirement, partially offset by increases in the deferred compensation plan and base salaries and payroll taxes. Variable compensation decreased $24.4 million due to lower revenue in the quarter. Salaries and benefits expense was 72.4% of net revenue for the quarter compared to 71.6% in the 2019 third quarter.

General and administrative expenses decreased by 10.0%, or $3.3 million, to $29.8 million from $33.1 million in the 2019 third quarter, primarily due to travel and entertainment, office occupancy and bad debt offset by an increase professional fees. As a percentage of net revenue, general and administrative expenses were 20.7% compared to 18.2% in the 2019 third quarter.

The Company recorded a restructuring charge of $48.1 million in the 2020 third quarter related to strategic actions to optimize future growth and profitability. The expected annual cost savings from the restructuring ranges from $30 million to $40 million. The primary components of the restructuring included a workforce reduction; a reduction of the firm’s real estate expenses, professional fees and the future elimination of certain deferred compensation programs. The Company anticipates future restructuring charges of $10 million to $15 million related to further real estate optimization with annual cost savings of $5 million to $8 million.

In the 2019 third quarter, the Company acquired 2GET, one of the leading search firms in Brazil. This transaction provides the Company with a strong platform for Latin America growth. As a result, the Company recorded a restructuring charge of $4.1 million in the quarter.

Including the restructuring charges recorded in both periods, operating loss was $38.2 million compared to operating income of $14.5 million in the 2019 third quarter. Operating margin was (26.6)% in the 2020 third quarter compared to 7.9% in the 2019 third quarter. Excluding the restructuring charges in both periods, adjusted operating income was $9.9 million and adjusted operating margin was 6.9%. This compares to adjusted operating income of $18.6 million and adjusted operating margin of 10.2% in the 2019 third quarter. Adjusted EBITDA in the 2020 third quarter was $15.9 million compared to $23.9 million in the 2019 third quarter. Adjusted EBITDA margin was 11.0% compared to 13.1% in the 2019 third quarter.

Including the restructuring charges recorded in both periods, net loss was $26.2 million and diluted loss per share was $1.35 with an effective tax rate of 28.5% in the 2020 third quarter. This compares to net income of $9.9 million and diluted earnings per share of $0.51 with an effective tax rate of 32.9% in last year’s third quarter. Excluding the restructuring charges in both periods, adjusted net income was $7.7 million and adjusted diluted earnings per share was $0.39 with an adjusted effective tax rate of 33.3%. This compares to adjusted net income of $13.7 million and diluted earnings per share of $0.70 with an adjusted effective tax rate of 27.9% in the 2019 third quarter.

Net cash provided by operating activities was $51.9 million in the 2020 third quarter compared to $86.5 million in the 2019 third quarter. Cash, cash equivalents and marketable securities at September 30, 2020 were $237.6 million, compared to $332.9 million at December 31, 2019, and $218.9 million at September 30, 2019. During the 2020 third quarter, the company repaid $100.0 million of borrowings under its credit facility, resulting in no outstanding borrowings as of September 20, 2020. The company’s cash position typically builds throughout the year as bonuses are accrued, mostly to be paid out in the first quarter.

2020 Nine Months Results

For the nine months ended September 30, 2020 consolidated net revenue was $460.6 million compared to $526.9 million in the first nine months of 2019. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 0.5%, consolidated net revenue decreased $63.7 million.

Executive Search net revenue in the first nine months of 2020 was $418.9 million from $483.3 million in the first nine months of 2019. Excluding the impact of exchange rate fluctuations which negatively impacted results by 0.6%, or $2.5 million, net revenue decreased $62.0 million. Net revenue decreased 14.1% in the Americas (or 13.7% on a constant currency basis), decreased 10.8% in Europe (decreased 10.7% on a constant currency basis), and was down 13.6% in Asia Pacific (decreased 12.2% on a constant currency basis). Growth in the Healthcare & Life Sciences practice was offset by reductions in the other industry practices. Consultant productivity was $1.4 million for the first nine months of 2020 compared to $1.7 million in the first nine months of 2019.

Heidrick Consulting net revenue in the first nine months of 2020 was $41.8 million from $43.6 million in the first nine months of 2019, a decline of 4.1%, or $1.8 million. Exchange rate fluctuations did not materially impact Heidrick Consulting net revenue.

Operating loss for the first nine months of 2020 was $44.1 million compared to operating income of $49.2 million in the same period of 2019. The operating margin was (9.6)% compared to 9.3% in the first nine months of 2019. Excluding the non-cash impairment charge recorded in the 2020 second quarter and the restructuring charges recorded in both the 2020 and 2019 third quarters, adjusted operating income for the first nine months of 2020 was $37.0 million and the adjusted operating margin was 8.0%. This compares to adjusted operating income for the first nine months of 2019 of $53.3 million and adjusted operating margin of 10.1%. Adjusted EBITDA for the first nine months of 2020 was $51.9 million and adjusted EBITDA margin was 11.3%, compared to adjusted EBITDA of $68.6 million and adjusted EBITDA margin of 13.0% for the same period in 2019.

Net loss for the first nine months of 2020 was $43.2 million and diluted loss per share was $2.24, with an effective tax rate of 0.5%. This compares to net income of $36.3 million and diluted earnings per share of $1.86 in the first nine months of 2019, with an effective tax rate of 31.7%. Excluding the non-cash impairment charge recorded in the 2020 second quarter and the restructuring charges recorded in both the 2020 and 2019 nine-month periods, adjusted net income was $23.6 million and adjusted diluted earnings per share was $1.19 with an adjusted effective tax rate of 37.3%. This compares to adjusted net income of $40.0 million and adjusted diluted earnings per share of $2.05 with an adjusted effective tax rate of 30.1%.

2020 Fourth Quarter Outlook

The Company expects 2020 fourth quarter consolidated net revenue of between $140 million and $150 million, while acknowledging the continued fluidity of the COVID-19 pandemic that will continue to impact quarterly results. In addition, this outlook is based on the average currency rates in September 2020 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, Heidrick Consulting assignments, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Dividend

The Board of Directors has declared a 2020 fourth quarter cash dividend of $0.15 per share payable on November 20, 2020 to shareholders of record at the close of business on November 6, 2020.

Quarterly Conference Call

Heidrick & Struggles will host a conference call to review its 2020 third quarter results today, October 26 at 5:00 pm Eastern Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com or by dialing (866) 211-4120, conference ID# 3692464. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world's top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are adjusted operating income, adjusted operating income margin, adjusted net income, adjusted basic and diluted earnings per share, adjusted effective tax rate, adjusted EBITDA, adjusted EBITDA margin and impacts of foreign currency on current period results using prior period translation rates. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. Reconciliations of these non-GAAP financial measures with the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted operating income reflects the exclusion of restructuring charges for the three months ended September 30, 2020 and 2019, and impairment and restructuring charges for the nine months ended September 30, 2020 and 2019.

Adjusted operating income margin refers to adjusted operating income as a percentage of net revenue in the same period.

Adjusted net income and adjusted diluted earnings per share reflect the exclusion of restructuring charges for the three months ended September 30, 2020 and 2019, and impairment and restructuring charges for the nine months ended September 30, 2020 and 2019.

Adjusted effective tax rate reflects the exclusion of restructuring charges for the three months ended September 30, 2020 and 2019, and impairment and restructuring charges for the nine months ended September 30, 2020 and 2019.

A reconciliation of adjusted operating income, adjusted operating margin, adjusted net income, adjusted basic and diluted earnings per share and adjusted effective tax rate with the most directly comparable measure calculated and presented in accordance with GAAP is provided in this release.

Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity-settled stock compensation expense, earnout accretion expense related to acquisitions, contingent compensation related to acquisitions, impairment charges, restructuring charges, and other non-operating income (expense).

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.

The company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly-titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, the impacts, direct and indirect, of the COVID‐19 pandemic on our business, our consultants and employees, and the overall economy; leadership changes, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; our clients' ability to restrict us from recruiting their employees; the aggressive competition we face; our heavy reliance on information management systems; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; the fact that we may not be able to align our cost structure with net revenue; unfavorable tax law changes and tax authority rulings; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K under “Risk Factors” in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Suzanne Rosenberg - Vice President, Investor Relations
+1 212 551 0554, srosenberg@heidrick.com

Media:
Nina Chang – Vice President, Corporate Communications

Heidrick & Struggles
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2020	2019	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$143,544	$182,174	$(38,630)	(21.2)%
Reimbursements	957	4,344	(3,387)	(78.0)%
Total revenue	144,501	186,518	(42,017)	(22.5)%

Operating expenses
Salaries and benefits	103,893	130,479	(26,586)	(20.4)%
General and administrative expenses	29,769	33,093	(3,324)	(10.0)%
Restructuring charges	48,115	4,130	43,985	NM
Reimbursed expenses	957	4,344	(3,387)	(78.0)%
Total operating expenses	182,734	172,046	10,688	6.2%

Operating income (loss)	(38,233)	14,472	(52,705)	NM

Non-operating income (expense)
Interest, net	(180)	819
Other, net	1,819	(464)
Net non-operating income	1,639	355

Income (loss) before income taxes	(36,594)	14,827

Provision for (benefit from) income taxes	(10,416)	4,880

Net income (loss)	(26,178)	9,947

Other comprehensive income (loss), net of tax	850	(1,337)

Comprehensive income (loss)	$(25,328)	$8,610

Weighted-average common shares outstanding
Basic	19,351	19,127
Diluted	19,351	19,428

Earnings (loss) per common share
Basic	$(1.35)	$0.52
Diluted	$(1.35)	$0.51

Salaries and benefits as a % of net revenue	72.4%	71.6%
General and administrative expenses as a % of net revenue	20.7%	18.2%
Operating margin	(26.6)%	7.9%

Heidrick & Struggles International Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2020	2019	$ Change	% Change	2020 Margin[1]	2019 Margin[1]
Revenue
Executive Search
Americas	$79,947	$108,878	$(28,931)	(26.6)%
Europe	28,902	34,827	(5,925)	(17.0)%
Asia Pacific	20,394	22,784	(2,390)	(10.5)%
Total Executive Search	129,243	166,489	(37,246)	(22.4)%
Heidrick Consulting	14,301	15,685	(1,384)	(8.8)%
Revenue before reimbursements (net revenue)	143,544	182,174	(38,630)	(21.2)%
Reimbursements	957	4,344	(3,387)	(78.0)%
Total revenue	$144,501	$186,518	$(42,017)	(22.5)%

Operating income (loss)
Executive Search
Americas²	$(7,934)	$23,211	$(31,145)	(134.2)%	(9.9)%	21.3%
Europe³	(6,856)	466	(7,322)	NM	(23.7)%	1.3%
Asia Pacific[4]	(1,726)	2,421	(4,147)	(171.3)%	(8.5)%	10.6%
Total Executive Search	(16,516)	26,098	(42,614)	(163.3)%	(12.8)%	15.7%
Heidrick Consulting[5]	(9,286)	(3,150)	(6,136)	(194.8)%	(64.9)%	(20.1)%
Total segments	(25,802)	22,948	(48,750)	(212.4)%	(18.0)%	12.6%
Global Operations Support[6]	(12,431)	(8,476)	(3,955)	(46.7)%	(8.7)%	(4.7)%
Total operating income (loss)	$(38,233)	$14,472	$(52,705)	(364.2)%	(26.6)%	7.9%

1 Margin based on revenue before reimbursements (net revenue)
2 Includes restructuring charges of $27.6 million and $4.1 million for the three months ended September 30, 2020 and 2019, respectively.
3 Includes restructuring charges of $9.6 million for the three months ended September 30, 2020.
4 Includes restructuring charges of $4.6 million for the three months ended September 30, 2020.
5 Includes restructuring charges of $4.5 million for the three months ended September 30, 2020.
6 Includes restructuring charges of $1.9 million and less than $0.1 million for the three months ended September 30, 2020 and 2019, respectively.

Heidrick & Struggles
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$460,628	$526,890	$(66,262)	(12.6)%
Reimbursements	6,555	14,075	(7,520)	(53.4)%
Total revenue	467,183	540,965	(73,782)	(13.6)%

Operating expenses
Salaries and benefits	329,640	371,898	(42,258)	(11.4)%
General and administrative expenses	93,970	101,646	(7,676)	(7.6)%
Restructuring charges	48,115	4,130	43,985	NM
Impairment charges	32,970	—	32,970	NM
Reimbursed expenses	6,555	14,075	(7,520)	(53.4)%
Total operating expenses	511,250	491,749	19,501	4.0%

Operating income (loss)	(44,067)	49,216	(93,283)	NM

Non-operating income
Interest, net	160	2,039
Other, net	460	1,887
Net non-operating income	620	3,926

Income (loss) before income taxes	(43,447)	53,142

Provision for (benefit from) income taxes	(202)	16,828

Net income (loss)	(43,245)	36,314

Other comprehensive loss, net of tax	(1,395)	(1,012)

Comprehensive income (loss)	$(44,640)	$35,302

Weighted-average common shares outstanding
Basic	19,281	19,084
Diluted	19,281	19,518

Earnings (loss) per common share
Basic	$(2.24)	$1.90
Diluted	$(2.24)	$1.86

Salaries and benefits as a % of net revenue	71.6%	70.6%
General and administrative expenses as a % of net revenue	20.4%	19.3%
Operating margin	(9.6)%	9.3%

Heidrick & Struggles International Inc.
Segment Information
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020 Margin[1]	2019 Margin[1]
Revenue
Executive Search
Americas	$265,088	$308,700	$(43,612)	(14.1)%
Europe	92,108	103,244	(11,136)	(10.8)%
Asia Pacific	61,654	71,394	(9,740)	(13.6)%
Total Executive Search	418,850	483,338	(64,488)	(13.3)%
Heidrick Consulting	41,778	43,552	(1,774)	(4.1)%
Revenue before reimbursements (net revenue)	460,628	526,890	(66,262)	(12.6)%
Reimbursements	6,555	14,075	(7,520)	(53.4)%
Total revenue	$467,183	$540,965	$(73,782)	(13.6)%

Operating income (loss)
Executive Search
Americas[2]	$40,900	$74,211	$(33,311)	(44.9)%	15.4%	24.0%
Europe[3]	(26,874)	3,788	(30,662)	NM	(29.2)%	3.7%
Asia Pacific[4]	(6,553)	10,642	(17,195)	(161.6)%	(10.6)%	14.9%
Total Executive Search	7,473	88,641	(81,168)	(91.6)%	1.8%	18.3%
Heidrick Consulting[5]	(21,699)	(12,770)	(8,929)	(69.9)%	(51.9)%	(29.3)%
Total segments	(14,226)	75,871	(90,097)	(118.8)%	(3.1)%	14.4%
Global Operations Support[6]	(29,841)	(26,655)	(3,186)	(12.0)%	(6.5)%	(5.1)%
Total operating income (loss)	$(44,067)	$49,216	$(93,283)	(189.5)%	(9.6)%	9.3%

1 Margin based on revenue before reimbursements (net revenue).
2 Includes restructuring charges of $27.6 million and 4.1 million for the nine months ended September 30, 2020 and 2019, respectively.
3 Includes restructuring charges of $9.6 million and goodwill impairment charges of $24.5 million for the nine months ended September 30, 2020.
4 Includes restructuring charges of $4.6 million and goodwill impairment charges of $8.5 for the nine months ended September 30, 2020.
5 Includes restructuring charges of $4.5 million for the nine months ended September 30, 2020.
6 Includes restructuring charges of $1.9 million and less than $0.1 million for the nine months ended September 30, 2020 and 2019, respectively.

Heidrick & Struggles International Inc.
Reconciliation of Operating Income (Loss) and Adjusted Operating Income (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue before reimbursements (net revenue)	$143,544	$182,174	$460,628	$526,890

Operating income (loss)	(38,233)	14,472	(44,067)	49,216

Adjustments
Impairment charges[1]	—	—	32,970	—
Restructuring charges[2]	48,115	4,130	48,115	4,130
Total adjustments	48,115	4,130	81,085	4,130

Adjusted operating income	$9,882	$18,602	$37,018	$53,346

Operating margin	(26.6)%	7.9%	(9.6)%	9.3%
Adjusted operating margin	6.9%	10.2%	8.0%	10.1%

1 The Company incurred impairment charges of approximately $33.0 million related to the Europe and Asia Pacific operating segments for the nine months ended September 30, 2020.
2 The Company incurred restructuring charges of approximately $48.1 million and $4.1 million across all operating segments for the three and nine months ended September 30, 2020 and 2019, respectively.

Heidrick & Struggles International Inc.
Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(26,178)	$9,947	$(43,245)	$36,314

Adjustments
Impairment charges, net of tax[1]	—	—	32,970	—
Restructuring charges, net of tax[2]	33,863	3,717	33,863	3,717
Total adjustments	33,863	3,717	66,833	3,717

Adjusted net income	$7,685	$13,664	$23,588	$40,031

Weighted-average common shares outstanding
Basic	19,351	19,127	19,281	19,084
Diluted	19,730	19,428	19,833	19,518

Earnings (loss) per common share
Basic	$(1.35)	$0.52	$(2.24)	$1.90
Diluted	$(1.35)	$0.51	$(2.24)	$1.86

Adjusted earnings per common share
Basic	$0.40	$0.71	$1.22	$2.10
Diluted	$0.39	$0.70	$1.19	$2.05

1 The Company incurred impairment charges of approximately $33.0 million related to the Europe and Asia Pacific operating segments for the nine months ended September 30, 2020.
2 The Company incurred restructuring charges of approximately $48.1 million and $4.1 million across all operating segments for the three and nine months ended September 30, 2020 and 2019, respectively.

Heidrick & Struggles International Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
Current assets
Cash and cash equivalents	$170,577	$271,719
Marketable securities	67,028	61,153
Accounts receivable	119,102	109,163
Prepaid expenses	21,513	20,185
Other current assets	23,817	27,848
Income taxes recoverable	13,014	4,414
Total current assets	415,051	494,482

Non-current assets
Property and equipment, net	26,740	28,650
Operating lease right-of-use assets	80,091	99,391
Assets designated for retirement and pension plans	14,608	13,978
Investments	27,836	25,409
Other non-current assets	23,682	20,434
Goodwill	91,264	126,831
Other intangible assets, net	1,218	1,935
Deferred income taxes	32,819	33,063
Total non-current assets	298,258	349,691

Total assets	$713,309	$844,173

Current liabilities
Accounts payable	$11,050	$8,633
Accrued salaries and benefits	161,002	234,306
Deferred revenue	37,268	41,267
Operating lease liabilities	30,569	30,955
Other current liabilities	26,691	26,253
Income taxes payable	1,086	3,928
Total current liabilities	267,666	345,342

Non-current liabilities
Accrued salaries and benefits	56,998	59,662
Retirement and pension plans	49,389	46,032
Operating lease liabilities	73,565	79,388
Other non-current liabilities	4,625	4,634
Total non-current liabilities	184,577	189,716

Total liabilities	452,243	535,058

Stockholders’ equity	261,066	309,115

Total liabilities and stockholders’ equity	$713,309	$844,173

Heidrick & Struggles International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2020	2019
Cash flows - operating activities
Net income (loss)	$(26,178)	$9,947
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,171	2,635
Deferred income taxes	320	(536)
Stock-based compensation expense	3,212	2,539
Accretion expense related to earnout payments	—	168
Gain on marketable securities	(22)	(237)
Loss on disposal of property and equipment	14	—
Changes in assets and liabilities:
Accounts receivable	7,397	(4,868)
Accounts payable	664	834
Accrued expenses	52,066	62,820
Restructuring accrual	7,769	3,951
Deferred revenue	(1,219)	3,353
Income taxes payable, net	(18,215)	83
Retirement and pension plan assets and liabilities	29	138
Prepaid expenses	3,312	2,587
Other assets and liabilities, net	6,540	3,050
Net cash used in operating activities	51,860	86,464

Cash flows - investing activities
Acquisition of business	—	(3,520)
Capital expenditures	(2,565)	(848)
Purchases of available-for-sale investments	(47,249)	(42,669)
Proceeds from sales of available-for-sale investments	49,166	38,930
Net cash provided by (used in) investing activities	(648)	(8,107)

Cash flows - financing activities
Payments on line of credit	(100,000)	—
Cash dividends paid	(3,022)	(2,963)
Acquisition earnout payments	—	(1,446)
Net cash provided by (used in) financing activities	(103,022)	(4,409)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	3,627	(2,890)

Net decrease in cash, cash equivalents and restricted cash	(48,183)	71,058
Cash, cash equivalents and restricted cash at beginning of period	218,760	105,314
Cash, cash equivalents and restricted cash at end of period	$170,577	$176,372

Heidrick & Struggles International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows - operating activities
Net income (loss)	$(43,245)	$36,314
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	20,638	7,983
Deferred income taxes	700	(24)
Stock-based compensation expense	7,146	7,250
Accretion expense related to earnout payments	—	495
Gain on marketable securities	(144)	(353)
Loss on disposal of property and equipment	289	—
Impairment charges	32,970	—
Changes in assets and liabilities:
Accounts receivable	(9,616)	(36,961)
Accounts payable	2,809	(144)
Accrued expenses	(77,776)	(52,680)
Restructuring accrual	6,289	2,762
Deferred revenue	(3,892)	113
Income taxes recoverable and payable, net	(11,460)	(3,952)
Retirement and pension plan assets and liabilities	1,304	1,824
Prepaid expenses	(1,229)	(920)
Other assets and liabilities, net	2,312	2,874
Net cash used in operating activities	(72,905)	(35,419)

Cash flows - investing activities
Acquisition of business	—	(3,520)
Capital expenditures	(7,121)	(2,641)
Purchases of available-for-sale investments	(118,668)	(83,146)
Proceeds from sales of available-for-sale investments	111,633	39,162
Net cash used in investing activities	(14,156)	(50,145)

Cash flows - financing activities
Proceeds from line of credit	100,000	—
Payments on line of credit	(100,000)	—
Cash dividends paid	(9,019)	(8,866)
Payment of employee tax withholdings on equity transactions	(1,550)	(4,552)
Acquisition earnout payments	(2,789)	(1,853)
Net cash used in financing activities	(13,358)	(15,271)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(723)	(3,055)

Net decrease in cash, cash equivalents and restricted cash	(101,142)	(103,890)
Cash, cash equivalents and restricted cash at beginning of period	271,719	280,262
Cash, cash equivalents and restricted cash at end of period	$170,577	$176,372

Heidrick & Struggles International Inc.
Reconciliation of Net Income (Loss) and Operating Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue before reimbursements (net revenue)	$143,544	$182,174	$460,628	$526,890

Net income (loss)	(26,178)	9,947	(43,245)	36,314
Interest, net	180	(819)	(160)	(2,039)
Other, net	(1,819)	464	(460)	(1,887)
Provision for (benefit from) income taxes	(10,416)	4,880	(202)	16,828
Operating income (loss)	(38,233)	14,472	(44,067)	49,216

Adjustments
Stock-based compensation expense	3,195	2,539	6,641	6,790
Depreciation	2,129	2,444	6,194	7,316
Intangible amortization	183	192	585	667
Earnout accretion	—	168	—	495
Acquisition contingent consideration	462	—	1,482	—
Restructuring charges	48,115	4,130	48,115	4,130
Impairment charges	—	—	32,970	—
Total adjustments	54,084	9,473	95,987	19,398

Adjusted EBITDA	$15,851	$23,945	$51,920	$68,614
Adjusted EBITDA margin	11.0%	13.1%	11.3%	13.0%